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                                                                   EXHIBIT 23.3

                                                   [ARTHUR ANDERSEN LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 27, 1998 on the December 28, 1997 financial statements of Rally's Hamburgers, Inc. included in the Checkers Drive-In Restaurants, Inc. Form 10-K for the year ended January 3, 2000, and to all references to our Firm included in this registration statement.

                                                            ARTHUR ANDERSEN LLP

                                                        /s/ Arthur Andersen LLP

Louisville, Kentucky
July 14, 2000